Exhibit 23

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX ) pertaining to the 1997 Stock Option Program and 1998 Employee Stock Option Program of Vishay Intertechnology, Inc. of our report dated February 8, 1999, (except for Note 16, as to which the date is March 26, 1999), with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                              Ernst & Young, LLP


Philadelphia, Pennsylvania
May 7, 1999